UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2021

Tech and Energy Transition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40198	83-0781939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 W 55th St.

New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 231-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant	TETCU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	TETC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	TETCWS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 10, 2021, Tech and Energy Transition Corporation (the “Company”) determined that its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on March 15, 2022. The time and location of the Annual Meeting will be as set forth in the Company’s definitive proxy statement for the Annual Meeting to be filed with the Securities and Exchange Commission (“SEC”). Pursuant to the Company’s Bylaws (the “Bylaws”), stockholders seeking to bring business before the Annual Meeting or to nominate candidates for election as directors at the Annual Meeting must deliver such proposals or nominations to the principal executive offices of the Company, at 125 W 55th St. New York, New York 10019 Attention: Secretary, not later than December 20, 2021. Any stockholder proposal or director nomination must also comply with the requirements of Delaware law, the rules and regulations promulgated by the SEC and the Bylaws, as applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tech and Energy Transition Corporation

	By:	/s/ John Spirtos
Date: December 10, 2021		Name:	John Spirtos
		Title:	Chief Executive Officer and President

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